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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                    --------

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 April 23, 2003
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                             AMKOR TECHNOLOGY, INC.

       Delaware                    000-29472                   23-1722724
(State or jurisdiction     (Commission Identiification       (IRS Employer
   of incorporation)                Number)              Identification Number)


                              1345 ENTERPRISE DRIVE
                             WEST CHESTER, PA 19380
                                 (610) 431-9600
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

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ITEM 5. OTHER EVENTS.

On April 23, 2003, we issued a press release (attached hereto as Exhibit 99.1) announcing the completion of our $200 million financing. We have entered into a new $200 million senior secured credit facility consisting of a $170 million term loan maturing January 31, 2006 and a $30 million revolving line of credit that is available through October 31, 2005. The new credit facility replaces our existing $197 million senior secured credit facility, which includes a $97 million term loan and a $100 million revolving credit facility that were scheduled to mature September 30, 2005 and March 31, 2005, respectively. The funds will be used to repay the $97 million term loan outstanding under the existing credit facility and for general corporate purposes.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

99.1 Text of Press Release dated April 23, 2003

99.2 Second Amended and Restated Credit Agreement, dated as of April 22, 2003, between certain financial institutions as lenders and agents, and Amkor Technology Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             AMKOR TECHNOLOGY, INC.

                                        By: /s/ KENNETH T. JOYCE
                                        ------------------------
                                        Kenneth T. Joyce
                                        Chief Financial Officer

Dated: April 23, 2003